                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ORIOLE HOMES CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               ORIOLE HOMES CORP.
               1690 SOUTH CONGRESS AVENUE, DELRAY BEACH, FL 33445
                                 (561) 274-2000

                                  -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  -------------

                                                                  April 20, 2001

To the Stockholders of Oriole Homes Corp.:

     The Annual Meeting of Oriole Homes Corp. will be held at the Company's headquarters, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida, on May 10, 2001 at 9:30 A.M., local time, for the following purposes:

1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successor are elected and qualified;

2. Consideration of a shareholder proposal, if properly presented to the meeting; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 28, 2001 as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting.

                                              By order of the Board of Directors



                                              Harry A. Levy,
                                              Secretary



YOU ARE URGED, WHETHER YOU OWN ONE OR MORE SHARES, TO DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               ORIOLE HOMES CORP.
          1690 SOUTH CONGRESS AVENUE, SUITE 200, DELRAY BEACH, FL 33445
                                 (561) 274-2000

                                  -------------

                                 PROXY STATEMENT

                                  -------------
                                                                  April 20, 2001

PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Oriole Homes Corp., a Florida corporation (the "Company"). If the enclosed form of proxy is executed and returned, it will be voted in the manner directed therein, but may be revoked at any time prior to its exercise by written notification to the Secretary of the Company or by attendance and exercise of your right to vote at the meeting. The form of proxy vests in the persons named therein as proxies, discretionary authority to vote on any matters not now known to management which may come before the meeting. The solicitation is being made by use of the mails and the cost thereof will be borne by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     This Proxy Statement and the accompanying form of Proxy are being mailed on or about April 20, 2001 to all stockholders of record on March 28, 2001.

     The Annual Report of the Company for the fiscal year ended December 31, 2000 accompanies this Proxy Statement.

VOTING SECURITIES

     The Company had 1,863,649 shares of Class A Common Stock (par value $.10 per share) and 2,761,875 shares of Class B Common Stock (par value $.10 per share) outstanding as of the record date, March 28, 2001. Holders of record of stock at the close of business on that date will be the only persons to receive notice of and to vote at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share; holders of Class B Common Stock are entitled to one-tenth of a vote for each share on all matters coming before the meeting except that with respect to the election of Directors, the holders of Class B Common Stock, voting as a separate class, will elect 25% of the authorized number of Directors rounded up to the next higher whole number, and the holders of Class A Common Stock, voting as a separate class, will elect the balance. The number of Directors is presently fixed at five. Two Directors will be elected by the holders of Class B Common Stock and three Directors will be elected by the holders of Class A Common Stock.

PRINCIPAL HOLDERS

    The Company has two classes of voting securities, its Class A Common Stock and its Class B Common Stock. Shares of Class A Common Stock may be converted at any time into shares of Class B Common Stock on a one share-for-one share basis. Except for information relating to certain officers and directors of the Company, the information contained in the following table is derived from information contained in Schedules 13D and 13G. Information regarding shares held of a particular class of stock in the following table conforms to the disclosure contained in such Schedules and generally does not give effect to the conversion of shares of Class A Common Stock into shares of Class B Common Stock, except as noted in footnotes 6 and 7 to the table.

    As of March 29, 2001 the only persons known to the Company to own more than 5% of the Company's outstanding voting securities were:

Name and Address                                      Class A                                     Class B
-----------------                     ----------------------------------------           ---------------------------
Richard D. Levy (1)                           625,464 (2) (3)            33.6%           233,161 (2) (3)        8.4%

Harry A. Levy (1)                             641,538 (2) (4)            34.4%           295,836 (2) (4)       10.7%

Mark Levy (1)                                  95,622 (5)                 5.1%            90,217 (5)            3.3%

Andrew J. McLaughlin, Jr.                     150,200 (6)                 8.1%           844,700 (6)            29.0%
c/o Loeb Partners Corporation
61 Broadway
New York, NY 10006

Dimensional Fund Advisors, Inc.               127,100 (7)                 6.8%           170,300 (7)            6.0%
1299 Ocean Ave., 11th Floor
Santa Monica, CA  90401

U.S.A. Fund Limited Partnership               117,400 (8)                 6.3%                --                 --
C/O Gordon, Feinblatt et al
233 East Redwood Street
Baltimore, MD 21202-3332

(1) The address of each of these shareholders is 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445.

(2) Richard D. Levy and Harry A. Levy are brothers. The above figures include 426,095 shares of Class A Common Stock and 100,758 shares of Class B Common Stock which the Levy's each have the right to vote.

(3) Includes 12,834 shares of Class A Common Stock and 22,184 shares of Class B Common Stock held by the wife of Richard D. Levy and 114,795 shares of Class A Common Stock and 122,395 shares of Class B Common Stock held by Mr. Levy as custodian or trustee for various trusts or partnerships for his children, the children of Harry A. Levy, or the grandchildren of the Levy family. Includes 300,000 shares of Class A Common Stock held by Levor Associates, a partnership, for the benefit of Richard D. Levy, Harry A. Levy (the "Levys") (each nine percent), their wives (each five percent) and their children (includes Mark Levy), and various partnerships for the benefit of the Levys, their children and grandchildren. Richard D. Levy disclaims beneficial ownership of all such shares of Class A Common Stock and Class B Common Stock held by his wife and by such trusts and partnerships for his wife, children and grandchildren except to the extent of his pecuniary interest in such trusts and partnerships, if any.

(4) Includes 5,038 shares of Class A Common Stock and 5,038 shares of Class B Common Stock held by the wife of Harry A. Levy and 121,758 shares of Class A Common Stock and 167,458 shares of Class B Common Stock held by Mr. Levy as custodian or trustee for various trusts or partnerships for his children, the children of Richard D. Levy, or the grandchildren of the Levy family. Includes 300,000 shares of Class A Common Stock held by Levor Associates, a partnership, for the benefit of Richard D. Levy, Harry A. Levy (the "Levys") (each nine percent), their wives (each five percent) and their children (includes Mark Levy), and various partnerships for the benefit of the Levys, their children and grandchildren. Harry A. Levy disclaims beneficial ownership of all such shares of Class A Common Stock and Class B Common Stock held by his wife and by such trusts and partnerships for his wife, children and grandchildren except to the extent of his pecuniary interest in such trusts and partnerships, if any.

(5) Includes 2,210 shares of Class A Common Stock and 1,585 shares of Class B Common Stock owned by the wife of Mark Levy. Mark Levy disclaims any beneficial interest in the shares owned by his wife. Does not include shares of Class A Common Stock held by Levor Associates for the benefit of Mark Levy or shares of Class A Common Stock held by other partnerships to the extent held for his benefit. These shares are reported in footnotes 2 and 3.

(6) Andrew J. McLaughlin, Jr., a registered representative of Loeb Partners Corporation, a registered broker/dealer, in New York, NY, reported beneficial ownership of 150,200 shares of Class A Common Stock and 844,700 shares of Class B Common Stock pursuant to a Schedule 13D filed on January 9, 2001. Included in the 844,700 shares of Class B Common Stock disclosed on such Schedule 13D, are 150,200 shares representing the shares of Class B Common Stock that would be issued upon conversion of Class A shares into shares of Class B Common Stock.

(7) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 127,100 shares of Class A Common Stock and 166,500 shares of Class B Common Stock as of December 31, 2000, pursuant to Schedule 13G filed on February 2, 2001. Included in the 166,500 shares of Class B Common Stock are 127,100 shares of Class B Common Stock that would be issued upon conversion of shares of Class A Common Stock into shares of Class B Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, Dimensional serves as investment manager for each of these investment entities. Dimensional disclaims beneficial ownership of all such shares.

(8) USA Fund, whose sole general partner is World Total Return, Inc., reported ownership of 117,400 shares of Class A Common Stock pursuant to Schedule 13D filed on November 19, 1999.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

    Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, except for the following, the Company believes that all such filing requirements applicable to its officers, directors and ten percent shareholders were complied with during fiscal 2000. George Richards and Paul R. Lehrer, each of whom are directors of the Company, failed to file Forms 5 for fiscal years 1998, 1999 and 2000 to reflect awards to each of them of options for the purchase of 1,200 shares of Class B Common Stock during each of those years pursuant to the Company's program for the grant of options to non-employee directors.

               STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

                                                                             Common Stock Ownership at March 16, 2000
                                                                            -------------------------------------------
Name                                 Office                                       Class A                  Class B
---------------             -------------------------------                 -------------------      ------------------
Richard D. Levy (1)         Chairman of the Board; Director                 625,464       33.6%      233,161       8.5%

Mark Levy (1)               President of the Company;                        95,622        5.1%       90,217       3.3%
                            Director

Harry A. Levy (1)           Vice-Chairman of the Board                      641,538       34.4%      295,836      10.7%
                            and Secretary of the Company;
                            Director

Paul R. Lehrer              Director                                            --          --         7,600 (2)     *

George R. Richards          Director                                            --          --         3,000 (3)     *

Joseph Pivinski             Vice President-Finance, Treasurer                   --          --         3,000 (4)     *
                            and Chief Financial Officer of
                            the Company

Michael A. Rich (5)         Vice President-Sales                                --          --            --        --
                            and Marketing of the Company

All Officers and Directors as a Group (includes 10 persons)               1,362,624       73.1%      632,314      22.9%

(*)  Denotes less than 1%.

(1) See footnotes (2), (3), (4) and (5) to the table under the caption "Principal Holders".

(2) Represents beneficial ownership of 7,600 shares of Class B Common Stock beneficially owned pursuant to immediately exercisable option grants as follows: options to purchase 1,200 shares exercisable at $8.62 per share; options to purchase 1,200 shares exercisable at $7.50 per share; options to purchase 1,200 shares exercisable at $7.625 per share; options to purchase 1,200 shares exercisable at $7.375 per share; options to purchase 1,200 shares exercisable at $4.50 per share and options to purchase 600 shares exercisable at $1.9375 per share. Common Stock ownership information does not include 600 shares of Class B Common Stock issuable upon exercise of options that will become exercisable on May 12, 2001 at $1.9375 per share, and 600 shares that will be exercisable on May 10, 2001 and 600 shares that will be exercisable on May 10, 2002, each at $1.813 per share.

(3) Represents beneficial ownership of 3,000 shares of Class B Common Stock beneficially owned pursuant to immediately exercisable option grants to purchase 1,200 shares exercisable at $7.375 per share and options to purchase 1,200 shares exercisable at $4.50 per share. Common Stock ownership information does not include 600 shares of Class B Common Stock issuable upon exercise of options that will become exercisable on May 12, 2001 at $1.9375 per share, and 600 shares that will be exercisable on May 10, 2001 and 600 shares that will be exercisable on May 10, 2002, each at $1.813 per share.

(4) Common Stock ownership includes shares of Class B Common Stock issuable upon exercise of options for 3,000 shares at $2.25 per share.

(5) Common Stock ownership does not include shares of Class B Common Stock issuable upon exercise of options that will become exercisable on October 4, 2001 for 10,000 shares at $1.50 per share.

                              ELECTION OF DIRECTORS

     The persons named as proxies in the enclosed proxy cards intend to vote all valid proxies received in favor of the election of each of the five persons named below as directors. The Company is authorized to have no less than three or more than nine directors. The Board of Directors has fixed the number of directors to be elected at the Annual Meeting at five. It is intended that the persons named in the first portion of the following list be elected by holders of Class A Common Stock and those persons named in the second portion of the list will be elected by holders of Class B Common Stock. Each nominee receiving a plurality of votes will be elected a Director. Abstentions and votes withheld by brokers in the absence of instructions from street name holders (broker non-vote) will be counted for purposes of determining whether a quorum is present and will have no effect on the election of Directors. The term of each director elected will expire at the next Annual Meeting of Stockholders and upon the election and qualification of his successor. If any nominee refuses or is unable to serve as a Director (which event is not now anticipated), the proxies will be voted for the other nominees and for such substituted nominee(s) as may be designated by the present Board of Directors. Any such action will be consistent with the rights of the holders of Class B Common Stock to elect a minimum of 25% of the Directors. Each of the named persons was elected at the last Annual Meeting of Stockholders.

BACKGROUND OF MANAGEMENT

     Information regarding each nominee for Director and non-Director member of management is set forth below. Except as otherwise indicated, each nominee has held the position indicated as his principal occupation for at least five years.

DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS A COMMON STOCK:

     Richard D. Levy, age 71, has served as Chairman of the Board and Chief Executive Officer of the Company since January 1976. Mr. Levy has been an executive officer of the Company since its organization in 1963.

     Mark Levy, age 48, has served as President and Chief Operating Officer since December 1984 and has been employed by the Company since January 1975. Mark Levy is the son of Richard D. Levy.

     Harry A. Levy, age 67, has served as Vice Chairman of the Board since May 1991 and as Secretary of the Company since 1968. Mr. Levy is presently devoting the majority of his time at the Company, in addition to overseeing other family interests and investments. Harry A. Levy is the brother of Richard D. Levy.

DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS B COMMON STOCK:

     Paul R. Lehrer, age 51, is a partner in Colliers International, Inc., a company engaged in commercial and industrial real estate asset management for more than 20 years.

     George R. Richards, age 67, now retired, practiced law in Dade County, Florida from 1966 until April 1996. From May 1994 until April 1996, Mr. Richards was a solo practitioner, and from July 1979 to May 1994, Mr. Richards practiced with the law firm of Fine Jacobson Schwartz Nash & Block. Prior to his retirement, Mr. Richards was outside corporate counsel for the Company on various matters.

NON-DIRECTOR MANAGEMENT

     Joseph Pivinski, age 53, has served as Vice President-Finance, Treasurer and Chief Financial Officer of the Company since October 1997. From 1994 until October 1997, Mr. Pivinski was employed as the Vice President - Finance and Chief Financial Officer of New York City based ECCO Staffing Services, Inc.

     Christopher A. Feller, age 49, has served as Vice President-Construction of the Company since 1985. From 1977 through 1984, Mr. Feller was the Construction Manager at several communities developed by the Company covering a variety of products.

     Michael A. Rich, age 54, has served as Vice President-Sales & Marketing since October 1999. From October 1997 until October 1999, Mr. Rich was employed as Executive Vice President-Marketing and Sales of Avatar Retirement Communities, Inc.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation of the five highest paid executive officers of the Company for the last three fiscal years:

                           SUMMARY COMPENSATION TABLE
                  (numbers shown as dollars except for shares)

                                                                                        Long Term
                                                        Annual Compensation        Compensation Awards
                                                       ---------------------       -------------------          All Other
Name and Principal Position               Year         Salary          Bonus         Options/SARs(1)         Compensation (2)
---------------------------               ----         ------          -----         ---------------         ----------------
Richard D. Levy                           2000        $245,250           -0-                -0-                  $ 17,950
Chairman of the                           1999        $255,941           -0-                -0-                  $ 16,683
Board and Chief                           1998        $272,500           -0-                -0-                  $ 14,330
Executive Officer

Mark Levy                                 2000        $272,500           -0-                -0-                  $  2,625
President and Chief                       1999        $272,500           -0-                -0-                  $  2,500
Operating  Officer                        1998        $272,500           -0-                -0-                  $  2,500

Harry A. Levy                             2000        $160,000           -0-                -0-                  $ 10,485
Vice Chairman of the                      1999        $160,000           -0-                -0-                  $  9,590
Board and Secretary                       1998        $160,000           -0-                -0-                  $  8,779

Joseph Pivinski                           2000        $136,760           -0-                -0-                  $  2,119
Vice President-Finance,                   1999        $126,429          $8,700              -0-                  $  2,027
Treasurer and Chief                       1998        $120,000           -0-                3,000                $    -0-
Financial Officer

Michael A. Rich  (3)                      2000        $175,000         $25,000              -0-                       -0-
Vice President-                           1999        $ 37,019           -0-               10,000                     -0-
Sales & Marketing                         1998            -0-            -0-                -0-                       -0-

(1) Represents options to purchase Class B Common Stock granted in 1998 at $2.25 per share that become exercisable on December 14, 2000.

(2) Represents the Company contribution to the Profit Sharing Plan and in the cases of Richard D. Levy and Harry A. Levy also includes the economic benefits of the premiums paid by the Company under an executive split dollar life insurance program. The Company is entitled to recover the premiums from any amounts paid by the insurer on such a split dollar life policy and has retained an interest in the policies to the extent of the premiums paid.

(3) Mr. Rich joined the Company on October 4, 1999. Amounts shown as compensation for 1999 are for the period from such date through December 31, 1999.

PROFIT SHARING PLAN

      Effective January 1, 1990, the Company established a defined profit sharing plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code. Participant employees may contribute up to 15% of pretax annual compensation as defined in the Plan up to an annual maximum subject to change from time to time. The Company will match 25% of the participant's contributions, not to exceed 6% of the participant employee's annual compensation. The Company's contributions vest at the rate of 25% per year of employment. During the year ended December 31, 2000, the Company contributed a total of $50,636 to the Plan.

  COMPENSATION OF DIRECTORS

      Non-employee directors are compensated $12,000 per year and are reimbursed for travel expenses in connection with their attendance at meetings. Non-employee directors also receive options under the Company 1994 Stock Option Plan for non-employee directors (the "Director Option Plan"). Under the Director Option Plan 20,000 shares are authorized, of which 13,200 have been granted. Each non-employee director received in 2000 and will receive in 2001 options to purchase 1,200 shares. Such grants are made after each Annual Meeting of shareholders up to a maximum of options to purchase 6,000 shares to each non-employee director. Each option terminates on the 10th anniversary date of its grant. Participants are entitled to exercise one-half of the options granted on the first anniversary and one-half on the second anniversary of the date of grant.

                                   COMMITTEES

    During 2000, the Company had an Audit Committee of its Board of Directors consisting of Paul R. Lehrer and George R. Richards, an Executive Committee consisting of Richard D. Levy, Harry A. Levy and Mark Levy, and a Compensation Committee consisting of Paul R. Lehrer and George R. Richards. The Audit and Compensation Committees each met four times and the Executive Committee met one time in 2000. It is anticipated that at the meeting of the Board of Directors, which will be held following the Shareholders Meeting, the Committees will be re-elected with the same membership.

    The Board of Directors has responsibility for establishing broad corporate policy and monitoring the overall performance of the Company, although it is not involved in the day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them periodically, as well as other reports made at Board meetings by the Chairman and other officers. The Board of Directors generally schedules four meetings each year following the conclusion of each quarter. The Board of Directors held four meetings in 2000.

    The Executive Committee performs the function of (1) a nominating committee in that it recommends new directors to the Board; and (2) a retirement committee in that it advises the Board with respect to the availability of pension and retirement plans and other potential benefits to employees of the Company.

    The Audit Committee consists solely of independent, non-employee members of the Board. It's principal functions are recommending to the full Board the engagement of independent auditors for the ensuing year, reviewing the adequacy of the Company's internal controls and financial reporting process, the reliability of the Company's financial statements and the scope of non-audit services performed for the Company by the independent auditors, and their affect on the independence of the audits.

    The Board of Directors of the Company has adopted a written charter for the Audit Committee in compliance with the requirements of the American Stock Exchange. The charter specifies the scope of the Audit Committee's responsibilities, including its responsibilities with respect to (i) the composition of the Audit Committee, (ii) oversight of the independence of the Company's outside auditors, and (iii) selection of the Company's outside auditors. Under the rules of the American Stock Exchange and the recently adopted charter, the Board of Directors will be required to add a third member to the Audit Committee who satisfies the independence requirement of the American Stock Exchange and the charter by June 14, 2001. A copy of the charter is annexed as Exhibit A to this proxy statement.

    The Compensation Committee consists solely of independent, non-employee members of the Board. It's principal functions are recommending to the full Board compensation arrangements for senior management, recommending to the full Board the adoption and implementation of compensation and incentive plans and approving grants of stock options to officers and other employees of the Company.

    Each director attended more than three-fourths of the total number of meetings of the Board and all committees of the Board on which he served. All meetings of the Board and the Executive Committee were attended by all Director members of said Board or Committee.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors was established in March 1993. The members of the Compensation Committee are currently Paul R. Lehrer and George R. Richards.

The Committee's compensation philosophy is to link executive compensation to Company performance and provide competitive compensation for executives with similar responsibilities. The compensation mix reflects a balance of base compensation (salary), annual cash awards, as a short-term incentive awards, and long-term equity-based incentives. Annual incentive cash awards are granted based on the achievement of corporate financial targets and individual performance.

    In accordance with this philosophy, the Compensation Committee reviews the recommendations of the chief executive officer regarding compensation of the Company's seven highest paid executives. With regard to these persons, it was determined that such person's base salaries for 2001 shall remain unchanged. To provide incentives to the Company's executives, the Compensation Committee has determined it appropriate to establish a bonus pool for these seven highest paid executives. A bonus of $25,000 was paid to Michael A. Rich in 2000.

    The principal factors considered by the Committee in determining the salary and bonus arrangements for Richard D. Levy, the Chairman of the Board and Chief Executive Officer of the Company, include a review of Mr. Levy's historical salary as compared to chief executive officers of comparable companies and the financial and operational performance of the Company.

    To further the implementation of its compensation philosophy the Committee has the ability to grant executives incentive stock options under the Company's Employee Stock Option Plan. The purpose of such stock option grants is to provide incentives to such executives tied to the long-term growth of the Company.

    Section 162(m) of the Internal Revenue Code imposes a limitation on the Company's ability to deduct from income tax annual compensation in excess of $1 million paid to certain employees, generally the chief executive officer and the four other most highly compensated officers. The Committee intends to structure compensation that rewards performance while preserving maximum deductibility of all compensation awards. It is not anticipated that compensation realized by any executive officer under programs now in effect will result in a material loss of tax deductions.

                      Paul R. Lehrer and George R. Richards

                          REPORT OF THE AUDIT COMMITTEE

    The Charter of the Audit Committee, which is attached as Exhibit A, describes the Committee's three areas of focus.

o The adequacy of the Company's internal controls and financial reporting process, and the reliability of the Company's financial statements;
o   The independence and performance of the Company's independent auditors; and
o   The Company's compliance with legal and regulatory requirements.

    In accordance with the Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

    This year, the Audit Committee met with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. Members of the Committee discussed these matters with Grant Thornton, the Company's independent auditors, and with appropriate Company financial personnel. The Audit Committee gave Grant Thornton unrestricted access to the Committee and met with them, both together with management and privately.

    In discharging its oversight responsibility over the audit process, the Audit Committee received from Grant Thornton a written statement describing the relationships between them and the Company that might bear on Grant Thornton's independence as required by Independence Standards Board Standard No. 1 and discussed with them matters that might impact on Grant Thornton's objectivity and independence. The Audit Committee also reviewed and discussed with Grant Thornton all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standard No. 61 (Communication with Audit Committees).

    The Audit Committee reviewed the Company's audited financial statements as of and for its year ended December 31, 2000 and met with both management and with Grant Thornton to discuss those financial statements. Management has the responsibility for the preparation of the Company's financial statement and the independent auditors have the responsibility for the audit of those statements.

    Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                    Paul R. Lehrer and George R. Richards



COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of the compensation committee of any entity one of whose executive officers or directors is a director of the Company.

                           TOTAL SHAREHOLDER RETURNS



                                                            ANNUAL RETURN PERCENTAGE
                                                            Years Ending

Company Name / Index                                        Dec96        Dec97       Dec98       Dec99       Dec00
-------------------------------------------------------------------------------------------------------------------
ORIOLE HOMES CORP  -CL B                                    14.29      -37.50      -45.71      -52.63       -16.62
S&P 500 INDEX                                               22.96       33.36       28.58       21.04        -9.10
PEER GROUP                                                  49.89       95.61      -39.24       -8.77        29.56



                                                           INDEXED RETURNS
                                            Base           Years Ending
                                           Period
Company Name / Index                        Dec95          Dec96       Dec97       Dec98        Dec99       Dec00
-------------------------------------------------------------------------------------------------------------------
ORIOLE HOMES CORP  -CL B                     100           114.29       71.43       38.78       18.37        15.31
S&P 500 INDEX                                100           122.96      163.98      210.85      255.21       231.98
PEER GROUP                                   100           149.89      293.20      178.15      162.53       210.58





PEER GROUP COMPANIES
-------------------------------------------------------------------------------------------------------------------
FAIRFIELD COMMUNITIES INC
FIRST CINCINNATI INC
ORLEANS HOMEBUILDERS INC
SCHULER HOMES INC
STARRETT CORP
SUNDANCE HOMES INC




(*) Based on a $100 investment in the stock of Oriole, the S & P 500 index and the stock of the Company's Peer Group. Total return assumes the reinvestment of dividends. The Peer Group is composed of Fairfield Communities Inc., Orleans Homebuilders Inc. (Formerly FPA Corp.), Schuler Homes Inc., Starrett Corp. (ACQ 2/13/98 by Starrett Acquisition), Sundance Homes Inc. and First Cincinnati Inc. These companies are engaged in the construction of single-family homes and condominiums and had sales volume of approximately $80 million-$235 million in 2000.



                         INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP has audited the books and records of the Company for many years and during the year ended December 31, 2000 provided both audit and non-audit services. The Company has retained Grant Thornton as auditors of the Company for the ensuing year.

AUDIT FEES

    Fees paid to Grant Thornton for the calendar year 2000 audit of the Company's consolidated financial statements and their reviews of the Company's quarterly reports on Form 10Q totaled $207,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Grant Thornton LLP did not render any professional services to us in 2000 regarding financial information systems design and implementation fees.

ALL OTHER FEES

     Grant Thornton LLP's fees for all other professional services rendered to us during 2000 were $77,000 and included audit related services of $60,000 and non-audit services of $17,000. Audit related services include fees for audit services related to our employee benefit plans and accounting advice. Non-audit services consist of tax research and advice. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the auditor's independence. See the Audit Committee Report and the Charter of the Audit Committee attached as Exhibit A.

                              STOCKHOLDER PROPOSAL

     The Company has been notified that Mr. Michael J. Seaman intends to present the proposal set forth below for consideration at the annual meeting. The address and stock ownership of the proponent will be furnished by the Secretary of the Company to any person, orally or in writing as requested, promptly upon receipt of any oral or written request therefor.

     "It is proposed that the Board of Directors of Oriole Homes engage a recognized investment banking concern to initiate actions designed to maximize the remaining equity of Oriole Homes for the benefit of ALL shareholders. Such actions are to include the sale or merger of the company or its orderly liquidation."

SUPPORTING STATEMENT

     "In one of the strongest sustained housing markets in recent history, Oriole Homes, which is located in an established growth geographic area and serves the demographically attractive "active adult" market, has LOST in excess of $40 million in the five years through 1999 and will again report a loss in 2000.

     In view of this pathetic underperformance as well as the aborted 1997 sale of the Levy-family interest in Oriole to BankAtlantic (for a reported $12 per share) one must seriously question the competence of management and their concept of fiduciary responsibility to the public shareholders of Oriole.

     In light of the continuing diminution of corporate net worth and the extreme decline in the market price of the shares (the "class A" stock sold as high as $15 in 1992) the substantial continuing compensation paid to members of the Levy family can be construed as an ongoing waste of assets.

     Within the past year there have been several completed or pending takeovers of smaller/regional/specialized homebuilders, including Washington Homes, Engle Homes, and Writer Corp, at prices approximating or at a premium to book value.

     Given that members of management have an established history of generating losses and, as noted, have displayed THEIR willingness to sell THEIR holdings at a premium price, management should make a diligent effort to sell, merge or liquidate the company for the benefit of ALL shareholders."

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                             STOCKHOLDERS PROPOSALS

     Shareholders who intend to present proposals at the annual meeting in 2002 and who wish to have such proposals included in the Company's proxy statement for that meeting must be certain that such proposals are received by the Secretary of the Company by December 14, 2001. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2002 annual meeting.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 2000 the Company sold and leased back nine model homes (the "Model Homes") used by the Vizcaya Project from C.V.M.H., Inc., an entity (the "Related Party"), 50% of which is owned by Daniel H. Levy, an Assistant Vice President of the Company.

     The Related Party paid a purchase price of $1,953,810 comprised of $1,365,010 in cash and a promissory note in the principal amount of $588,800. Payment of the note is subordinate to the Related Party's purchase money loan from a commercial bank. Interest on the note of 8.0% per annum is payable monthly beginning December 30, 2000 and the principal must be paid in full no later than maturity on December 30, 2003.

     The Company agreed to lease back the Model Homes from the Related Party on a month-to-month basis at an aggregate monthly rent of $18,630.

     The selling prices of the Model Homes and the monthly lease payment approximated fair market value.

                             ADDITIONAL INFORMATION

     Management is not aware of any matters to be presented at the meeting other than the matters above mentioned and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, it is intended that the proxies will be voted thereon in the discretion of the persons named in the enclosed proxy card.

     Whether or not you plan to attend the meeting, kindly date and sign the enclosed proxy card(s) and return in the enclosed envelope.

                                            By order of the Board of Directors




                                            Harry A. Levy, Secretary

                                                                       Exhibit A

                               ORIOLE HOMES CORP.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

           1.1 There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be a sufficient number of "independent directors" to satisfy the audit committee requirements of the American Stock Exchange or such other national securities exchange or self-regulatory organization where the securities of the Company are listed who are "financially literate." Initially the Audit Committee shall be composed of two (2) "financially literate" directors who are "independent directors" within the meaning of Section 121 of the AMEX COMPANY GUIDE. The Company shall increase the number of members of the Audit Committee to not less than three (3) on or before June 14, 2001.

         1.2 For purposes of this Charter, an "independent director" is an individual who is not an officer or employee of the Company and who, in the view of the Board of Directors of the Company, is free of any relationship that would interfere with the exercise of independent judgment and is not within the group of disqualified individuals set forth in Section 121 A of the AMEX COMPANY GUIDE. For purposes of this Charter, a "financially literate director" is one who is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or be able to do so within a reasonable period of time after his or her appointment to the Audit Committee.

         1.3 The Audit Committee must include at least one (1) member who has had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual's financial sophistication, including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

STATEMENT OF POLICY

         2.1 The Audit Committee shall provide assistance to the Company's directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Board of Directors, the Company's independent auditor and the financial management of the Company.

RESPONSIBILITIES

         3.1 In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the full Board of Directors and the Company's shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of a sufficient level of quality. In carrying out these responsibilities, the Audit Committee will:

o Review, and evaluate the performance of the independent auditors and recommend to the full Board of Directors the independent auditor to be selected to audit the financial statements of the Company and its divisions and subsidiaries and, where appropriate, recommend the replacement of the independent auditor.

o Meet with the independent auditor and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditor.

o Review with the independent auditor and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any unusual degree of aggressiveness or conservatism with regard to the Company's accounting policies or principles and any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

o Review and discuss the financial statements contained in the Compnay's quarterly reports and the annual report to shareholders with management and the independent auditor to determine that the independent auditor is satisfied with the disclosure and content of the financial statements.

o Recommend to the full Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

o Obtain and discuss with the independent auditor, the disclosures concerning matters that may bear on the independence of the independeant auditor required by Independence Standards Board, Standard No. 1 and their impact or potential impact on the independent auditor's independence and objectivity.

o Discuss with the independent auditor the communications required by generally accepted auditing standards, including those matters required by Statement on Auditing Standards No. 61.

o Provide sufficient opportunity for the independent auditor to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditor received during the course of the audit.

o Review accounting and financial human resources and succession planning within the Company.

o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the full Board of Directors. The minimum number of Committee meetings shall be four (4) times per year.

o Investigate any matter brought to its attention by management, the independent auditor or others that is within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate, and take all appropriate action.

o Review and assess this Charter on an annual basis and report the same to the full Board of Directors and shareholders.

o Review and approve the Audit Committee Report that must be included in the proxy statement.

                               ORIOLE HOMES CORP.
                         PROXY FOR CLASS A COMMON STOCK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints R.D. Levy, Mark Levy, and H.A. Levy and each of them, proxies with power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of ORIOLE HOMES CORP. (the "Company"), to be held at 1690 South Congress Avenue, Delray Beach, Florida, on Thursday, May 10, 2001 at 9:30 A.M. and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment thereof.


      1. ELECTION OF DIRECTORS: To elect Directors as set forth in the Proxy Statement.

           CLASS A STOCKHOLDERS:

           FOR all nominees listed below       WITHHOLD AUTHORITY to vote
           (except as marked to the            for all nominees listed below [ ]
           contrary below*) [ ]


                        R.D. Levy, H.A. Levy and M. Levy

    *(INSTRUCTION: To withhold authority to vote for any individual nominees, strike out that nominee's name above.)



      2. To approve the stockholder proposal with respect to the sale, merger or liquidation of the Company.


                       FOR [ ]   AGAINST [ ]   ABSTAIN [ ]


      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

           IF NO INSTRUCTION IS INDICATED, the undersigned's vote will be cast FOR the election of the Class A nominees and AGAINST the approval of the stockholder proposal.


   (Please sign on reverse side and return promptly in the enclosed envelope)






                           (Continued from other side)

      A majority of the proxies present and acting at the meeting in person or by substitute (or if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given and acknowledge receipt of Notice of Annual Meeting and Proxy Statement dated April 20, 2001 and a copy of the Annual Report for the year ended December 31, 2000.


                                         Dated:                          , 2001
                                               ---------------------------



                                         --------------------------------------
                                         Signature


     NOTE: When signing as Executor, Administrator, Trustee, Guardian, etc., please add full title. (Sign Exactly as name appears on this proxy.)

                               ORIOLE HOMES CORP.
                         PROXY FOR CLASS B COMMON STOCK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints R.D. Levy, Mark Levy, and H.A. Levy and each of them, proxies with power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of ORIOLE HOMES CORP. (the "Company"), to be held at 1690 South Congress Avenue, Delray Beach, Florida, on Thursday, May 10, 2001 at 9:30 A.M. and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment thereof.


      1. ELECTION OF DIRECTORS: To elect Directors as set forth in the Proxy Statement.

           CLASS B STOCKHOLDERS:

           FOR all nominees listed below       WITHHOLD AUTHORITY to vote
           (except as marked to the            for all nominees listed below [ ]
           contrary below*) [ ]

                          P.R. Lehrer and G.R. Richards

    *(INSTRUCTION: To withhold authority to vote for any individual nominees, strike out that nominee's name above.)



      2. To approve the stockholder proposal with respect to the sale, merger or liquidation of the Company.


                       FOR [ ]   AGAINST [ ]   ABSTAIN [ ]


      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

           IF NO INSTRUCTION IS INDICATED, the undersigned's vote will be cast FOR the election of the Class B nominees and AGAINST the approval of the stockholder proposal.


   (Please sign on reverse side and return promptly in the enclosed envelope)






                           (Continued from other side)

      A majority of the proxies present and acting at the meeting in person or by substitute (or if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given and acknowledge receipt of Notice of Annual Meeting and Proxy Statement dated April 20, 2001 and a copy of the Annual Report for the year ended December 31, 2000.


                                         Dated:                          , 2001
                                               ---------------------------



                                         --------------------------------------
                                         Signature


     NOTE: When signing as Executor, Administrator, Trustee, Guardian, etc., please add full title. (Sign Exactly as name appears on this proxy.)